UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 28, 2023
(Date of earliest event reported)

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-36440

Delaware		46-4987888
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On July 28, 2023, the Board of Directors of Avanos Medical, Inc. (the “Company”) approved a new one-year program under which the Company may repurchase up to $25.0 million of the Company’s common stock.
Repurchases under the Company’s new program will be made from time to time at management’s discretion on the open market or through privately negotiated transactions in compliance with Rules 10b5-1 and 10b-18 under the Securities Exchange Act, as amended, subject to market conditions, applicable legal requirements and other relevant factors; provided, however, that the share repurchase program will not commence until at least one full trading day following the public release of any material non-public information regarding the Company.
The share repurchase program does not obligate the Company to purchase any particular amount of common stock and may be suspended, modified or discontinued by the Company without prior notice.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	August 1, 2023	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel